	Exhibit 6: Operating Results by Business Unit and Country in Ch$ millions
	(Nine Months Ended September 30)

	Year to Date 2002							Year to Date 2003

	Chile	Brazil	Optical Fiber	Argentina	Peru	Interco	Wire and Cable	Chile	Brazil	Optical Fiber	Argentina	Peru	Interco	Wire and Cable
Volume																2002	2003
Tons	18,222	24,929	0	511	12,426	(10,039)	46,049	16,595	20,593	0	765	14,224	(12,750)	39,427	Tons	86,661	81,133
Kms.	0	0	60,637	0	0	0	60,637	0	0	8,252	0	0	0	8,252	Kms	60,637	8,252

Ch$ million															Tons equiv	88,039	81,321
Revenues	31,432	59,063	2,188	925	26,092	(12,831)	106,869	30,547	44,891	342	1,720	27,076	(17,424)	87,152
COGS	(29,624)	(54,077)	(2,432)	(898)	(22,442)	12,373	(97,100)	(28,298)	(41,144)	(817)	(1,445)	#####	17,068	(79,069)	W&C	47,427	39,615
Gross Income	1,808	4,986	(244)	27	3,650	(458)	9,769	2,249	3,747	(475)	275	2,643	(356)	8,083
Gross Margin	5.8%	8.4%	-11.2%	2.9%	14.0%		9.1%	7.4%	8.3%	-138.9%	16.0%	9.8%		9.3%
SG&A	(1,963)	(4,525)	(963)	(581)	(1,873)	(1,138)	(11,043)	(1,698)	(3,260)	(545)	(292)	(1,626)	(815)	(8,236)
Operating Income	(155)	461	(1,207)	(554)	1,777	(1,596)	(1,274)	551	487	(1,020)	(17)	1,017	(1,171)	(153)
Operating Margin	-0.5%	0.8%	-55.2%	-59.9%	6.8%		-1.2%	1.8%	1.1%	-298.2%	-1.0%	3.8%		-0.2%
EBITDA	975	3,728	(726)	(555)	2,712	(1,624)	4,510	1,763	3,277	(616)	(17)	1,818	(1,274)	4,951

	Chile	Argentina	Coin	-	-	Interco	Brass Mills	Chile	Argentina	Coin	-	-	Interco	Brass Mills
Volume (tons)	19,275	1,063	2,958			(597)	22,699	20,832	1,536	2,362			(1,728)	23,002

Ch$ million
Revenues	35,549	2,409	8,025			(1,476)	44,507	38,926	2,996	5,349			(4,288)	42,983
COGS	(30,630)	(2,190)	(7,155)			1,519	(38,456)	(33,959)	(2,633)	(5,217)			4,111	(37,698)
Gross Income	4,919	219	870			43	6,051	4,967	363	132			(177)	5,285
Gross Margin	13.8%	9.1%	10.8%				13.6%	12.8%	12.1%	2.5%				12.3%
SG&A	(3,168)	(490)	(681)			(310)	(4,649)	(1,791)	(434)	(585)			(207)	(3,017)
Operating Income	1,751	(271)	189			(267)	1,402	3,176	(71)	(453)			(384)	2,268
Operating Margin	4.9%	-11.2%	2.4%				3.2%	8.2%	-2.4%	-8.5%				5.3%
EBITDA	3,248	(256)	506			(318)	3,180	4,696	(56)	(123)			(533)	3,984

	Chile	Argentina	-	-	-	Interco	Flexible Packaging	Chile	Argentina	-	-	-	Interco	Flexible Packaging
Volume (tons)	7,802	2,659				0	10,461	8,231	2,959				0	11,190

Ch$ million
Revenues	23,220	8,524				(1)	31,743	23,666	8,672				0	32,338
COGS	(20,041)	(7,444)				1	(27,484)	(20,082)	(7,530)				0	(27,612)
Gross Income	3,179	1,080				0	4,259	3,584	1,142				0	4,726
Gross Margin	13.7%	12.7%					13.4%	15.1%	13.2%					14.6%
SG&A	(1,575)	(409)				(250)	(2,234)	(1,616)	(553)				(302)	(2,471)
Operating Income	1,604	671				(250)	2,025	1,968	589				(302)	2,255
Operating Margin	6.9%	7.9%					6.4%	8.3%	6.8%					7.0%
EBITDA	2,617	1,608				(247)	3,978	2,844	1,363				(299)	3,908

							Aluminum Profiles							Aluminum Profiles
Volume (tons)							7,452							7,514

Ch$ million
Revenues							21,452							22,034
COGS							(16,071)							(16,391)
Gross Income							5,381							5,643
Gross Margin							25.1%							25.6%
SG&A							(2,514)							(2,710)
Operating Income							2,867							2,933
Operating Margin							13.4%							13.3%
EBITDA							3,360							3,391